UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2010
ONCOGENEX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1522 217th Place S.E. Bothell, Washington	98021

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (425) 686-1500
N/A

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On October 22, 2010, OncoGenex Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the closing of its previously announced public offering of 3,174,602 units. Each unit consists of one share of the Company’s common stock and one-half (1/2) of one warrant. Each whole warrant will be exercisable at any time on or after the date of issuance until the fifth anniversary of the date of issuance at an exercise price of $20. The shares of common stock and warrants are immediately separable and have been issued separately. The Company received net proceeds of approximately $46.7 million, after deducting underwriting discounts and commissions and the Company’s estimated offering expenses. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release of OncoGenex Pharmaceuticals, Inc. dated October 22, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.
Date: October 22, 2010	/s/ Cameron Lawrence
Cameron Lawrence
Principal Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of OncoGenex Pharmaceuticals, Inc. dated October 22, 2010